UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

BeyondSpring Inc.
(Exact name of registrant as specified in charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

BeyondSpring Inc.	10005
28 Liberty Street, 39th Floor	(Zip Code)
New York, New York
(Address of principal executive offices)

BeyondSpring Inc. 2017 Omnibus Incentive Plan
(Full Title of the Plan)

Lan Huang
28 Liberty Street, 39th Floor
New York, New York 10005
+1 (646) 305-6387
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

Andrea L. Nicolas, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Tel: +1 (212) 735-3000
Fax: +1 (212) 735-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Ordinary Shares, par value $0.0001 per share	3,140,160	$13.44	$42,203,750.40	$5,478.05

(1)
This registration statement on Form S-8 (this “Registration Statement”) registers additional Ordinary Shares issuable pursuant to the Registrant’s 2017 Omnibus Incentive Plan, as amended (the “2017 Plan”), which were not previously registered under the registration statement on Form S-8 filed with the Commission on March 13, 2017 (Registration No. 333-214610). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional securities which may be offered and issued under the 2017 Plan to prevent dilution from stock splits, stock dividends or similar transactions as provided in the 2017 Plan.

(2)
Calculated, solely for the purpose of determining the registration fee, pursuant to Rule 457(h) and (c) on the basis of the average of the high and low prices ($13.82 and $13.06) of the Registrant’s ordinary shares as quoted on the Nasdaq Capital Market on July 22, 2020.

(3)	Rounded up to the nearest cent.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, BeyondSpring Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 3,140,160 additional ordinary shares (the “Ordinary Shares”) of the Registrant under the Registrant’s 2017 Omnibus Incentive Plan, which was amended on July 24, 2020. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the SEC on March 13, 2017 (Registration No. 333-214610).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement (see Exhibit Index below).

BEYONDSPRING INC.
EXHIBIT INDEX

Exhibit Number	Description
4.1(1)	Amended and Restated Memorandum and Articles of Association of BeyondSpring Inc.
4.2(1)	Specimen Certificate for Ordinary Shares of BeyondSpring Inc.
5.1(2)	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Ordinary Shares being registered
10.1(1)	BeyondSpring Inc. 2017 Omnibus Incentive Plan and related form agreements
10.2(2)	Amendment to the BeyondSpring Inc. 2017 Omnibus Incentive Plan
23.1(2)	Consent of Ernst & Young Hua Ming LLP
23.2(2)	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
24.1(2)	Power of Attorney (included on signature page hereto)

(1)	Previously filed with the Registration Statement on Form F-1 (File No. 333-214610), as amended, initially filed on November 15, 2016, and incorporated herein by reference.
(2)	Filed with this Registration Statement on Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 24, 2020.

BeyondSpring Inc.

By:	/s/ Lan Huang
	Name:	Lan Huang
	Title:	Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Lan Huang as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration of ordinary shares of the registrant under this registration statement, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to this registration statement, to any and all amendments or supplements to this registration statement and to any and all instruments or documents filed as part of or in connection with this registration statement or any and all amendments thereto; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities set forth below on July 24, 2020.

/s/ Lan Huang	Chairman of the Board of Directors and Chief
Name: Lan Huang	Executive Officer
(principal executive officer)

/s/ Edward Dongheng Liu	Chief Financial Officer (principal financial officer and
Name: Edward Dongheng Liu	principal accounting officer)

/s/ Patrick Fabbio	Director
Name: Patrick Fabbio

/s/ Matthew Kirkby	Director
Name: Matthew Kirkby

/s/ Ramon Mohanlal	Director
Name: Ramon Mohanlal

/s/ Quanqi Song	Director
Name: Quanqi Song

/s/ Yanbin Xie	Director
Name: Yanbin Xie

/s/ Daniel Zabrowski	Director
Name: Daniel Zabrowski

/s/ Christine Zhao	Director
Name: Christine Zhao

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, the registrant’s duly authorized representative has signed this registration statement on Form S-8 in the City of New York, State of New York, on July 24, 2020.

Lan Huang

By:	/s/ Lan Huang
	Name:	Lan Huang
	Title:	Chairman of the Board of Directors and Chief Executive Officer